Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2023 Results

MIAMI, FL (November 7, 2023) –The Hackett Group, Inc. (NASDAQ: HCKT), a leading benchmarking, executive advisory and strategic consultancy firm that enables organizations to achieve Digital World Class®performance, today announced its financial results for the third quarter, which ended on September 29, 2023.

Financial Highlights

•
Total revenue in the third quarter of 2023 was $75.9 million and revenue before reimbursements was $74.6 million, which was above the high end of our guidance. This compares to total revenue of $72.0 million and revenue before reimbursements of $71.0 million in the third quarter of the prior year.
•
GAAP diluted earnings per share was $0.34 in the third quarter of 2023, as compared to $0.32 in the third quarter of 2022.
•
Third quarter 2023 adjusted diluted earnings per share, a non-GAAP measure, was $0.41, which was at the high end of our guidance, as compared to $0.37 in the third quarter of 2022. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.
•
As of September 29, 2023, the Company’s cash balances were $9.9 million, with a $44.0 million outstanding balance on the Company’s credit facility. During the third quarter of 2023, the Company paid down $9.0 million of its debt balance. As of the end of the third quarter of 2023, the Company's remaining share repurchase program authorization was $13.9 million.
•
Subsequent to the end of the third quarter, the Company’s Board of Directors declared its fourth quarter 2023 dividend of $0.11 per share for its shareholders of record on December 22, 2023, to be paid on January 5, 2024.

“We continued to report solid operating results meeting or exceeding previously provided guidance while continuing to increase our investment in program development and sales resources in our recurring high margin IP offerings,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We recently launched our new Hackett Connect platform and AI Explorer offering which avails our clients to our new delivery systems and capabilities in emerging areas important to our growth.”

Business Outlook for the Fourth Quarter of 2023

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the fourth quarter of 2023 will be in the range of $69.0 million to $70.4 million.
•
The Company estimates adjusted diluted earnings per share for the fourth quarter of 2023 to be in the range of $0.36 and $0.38, assuming a GAAP effective tax rate of 28.6%.

Conference Call and Webcast Details

•
On Tuesday, November 7, 2023, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Third Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 7, 2023 and will run through 5:00 P.M. ET on Tuesday, November 21, 2023. To access the rebroadcast, please dial (800) 944-1822. For International callers, please dial (203) 369-3872.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 7, 2023 and will run through 5:00 P.M. ET on Tuesday, November 21, 2023. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock-based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock-based compensation expense, restructuring charges and reversals, amortization of intangible assets and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading benchmarking, executive advisory and strategic consultancy firm that enables organizations to achieve Digital World Class® performance.

Drawing upon our unparalleled intellectual property from more than 25,000 benchmark studies and our Hackett-Certified® best practices repository from the world’s leading businesses – including 97% of the Dow Jones Industrials, 93% of the Fortune 100, 73% of the DAX 40 and 52% of the FTSE 100 – captured through our leading benchmarking platform Quantum Leap® and our Digital Transformation Platform, we accelerate digital transformations, including enterprise cloud implementations.

For more information on The Hackett Group, visit: https://www.thehackettgroup.com/; email info@thehackettgroup.com; or call (770) 225-3600.

# # #

The Hackett Group, Hackett-Certified, quadrant logo, World Class Defined and Enabled, Quantum Leap, Digital World Class and Hackett Value Matrix are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its digital transformation and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
Revenue:
Revenue before reimbursements	$74,634	$70,995	$220,106	$220,871
Reimbursements	1,222	1,038	4,081	2,754
Total revenue	75,856	72,033	224,187	223,625

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,518 and $4,687 and $1,652 and $4,801 of non-cash stock based compensation expense in the three and nine months ended September 29, 2023 and September 30, 2022, respectively)	44,421	42,870	132,990	134,904
Reimbursable expenses	1,222	1,038	4,081	2,754
Total cost of service	45,643	43,908	137,071	137,658

Selling, general and administrative costs (includes $1,193 and $3,243 and $859 and $3,027 of non-cash stock based compensation expense in the three and nine months ended September 29, 2023 and September 30, 2022, respectively)	16,470	14,616	49,331	44,993
Restructuring and asset impairment settlement	-	(526)	-	(651)
Total costs and operating expenses	62,113	57,998	186,402	182,000

Operating income	13,743	14,035	37,785	41,625

Other expense, net:
Interest expense, net	(814)	(14)	(2,594)	(70)

Income from operations before income taxes	12,929	14,021	35,191	41,555
Income tax expense	3,509	3,655	8,890	10,469
Net income	$9,420	$10,366	$26,301	$31,086

Basic net income per common share:
Income per common share from operations	$0.35	$0.33	$0.97	$0.98
Weighted average common shares outstanding	27,220	31,686	27,146	31,596

Diluted net income per common share:
Income per common share from operations	$0.34	$0.32	$0.95	$0.97
Weighted average common and common equivalent shares outstanding	27,818	32,309	27,545	32,124

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 29,	December 30,
	2023	2022
ASSETS
Current assets:
Cash	$9,879	$30,255
Accounts receivable and contract assets, net	62,207	48,376
Prepaid expenses and other current assets	3,174	2,535
Total current assets	75,260	81,166
Property and equipment, net	20,033	19,359
Other assets	282	268
Goodwill	83,663	83,502
Operating lease right-of-use assets	1,609	698
Total assets	$180,847	$184,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,039	$8,741
Accrued expenses and other liabilities	23,726	30,953
Contract liabilities	12,869	13,278
Income tax payable	4,009	5,759
Operating lease liabilities	1,328	870
Total current liabilities	46,971	59,601
Long-term deferred tax liability, net	8,583	6,877
Long-term debt	43,694	59,653
Operating lease liabilities	757	584
Total liabilities	100,005	126,715

Shareholders' equity	80,842	58,278
Total liabilities and shareholders' equity	$180,847	$184,993

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
Global S&BT (1):
Total revenue (4)	$43,798	$41,593	$129,765	$128,760
Segment profit (5)	13,951	14,030	40,860	45,939
Oracle Solutions (2):
Total revenue (4)	$20,831	$17,682	$58,774	$59,165
Segment profit (5)	5,031	3,313	13,966	12,147
SAP Solutions (3):
Total revenue (4)	$11,227	$12,758	$35,648	$35,700
Segment profit (5)	2,861	3,847	8,486	9,238
Total Company:
Total revenue (4)	$75,856	$72,033	$224,187	$223,625

Total segment profit	$21,843	$21,190	$63,312	$67,324
Items not allocated to segment level (5):
Corporate general and administrative expenses	4,497	4,332	15,069	15,899
Non-cash stock based compensation expense	2,711	2,511	7,930	7,828
Restructuring and asset impairment settlement	-	(526)	-	(651)
Depreciation and amortization	892	838	2,528	2,623
Interest expense, net	814	14	2,594	70
Income from continuing operations before taxes	$12,929	$14,021	$35,191	$41,555

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, depreciation and amortization expense, restructuring charges and reversals and interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
GAAP NET INCOME	$9,420	$10,366	$26,301	$31,086
Adjustments (1):
Non-cash stock based compensation expense (2)	2,707	2,507	7,920	7,816
Acquisition-related non-cash stock based compensation expense (3)	4	4	10	12
Restructuring and asset impairment settlement	-	(526)	-	(651)
Amortization of intangible assets (4)	-	-	-	154
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	12,131	12,351	34,231	38,417
Tax effect of adjustments above (5)	716	511	2,093	1,875
ADJUSTED NET INCOME (1)	$11,415	$11,840	$32,138	$36,542

GAAP diluted net income per common share	$0.34	$0.32	$0.95	$0.97
Adjusted diluted net income per common share (1)	$0.41	$0.37	$1.17	$1.14
Weighted average common and common equivalent shares outstanding	27,818	32,309	27,545	32,124

(1) The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock based compensation expense, restructuring charges and reversals, amortization of intangible assets and include a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4) The Company has incurred expense on amortization of intangible assets related to various acquisitions. The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. For the quarter end periods the impact of non-cash stock based compensation expense was $0.7 million and $0.6 million in 2023 and 2022, respectively, and the impact on the restructuring and asset impairment reversal was $0.1 million in 2022. For the nine month periods the impact of non-cash stock compensation was $2.1 million and $2.0 million in 2023 and 2022, respectively; the impact of intangible amortization was $32 thousand in 2022 and the impact on the restructuring and asset impairment reversal was $0.2 million in 2022.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 29,	June 30,	September 30,
	2023	2023	2022
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$43,798	$43,632	$41,593
Reimbursements	498	675	484
Revenue before reimbursements	$43,300	$42,957	$41,109

Oracle Solutions:
Total revenue	$20,831	$20,775	$17,682
Reimbursements	457	463	253
Revenue before reimbursements	$20,374	$20,312	$17,429

SAP Solutions:
Total revenue	$11,227	$12,695	$12,758
Reimbursements	267	323	301
Revenue before reimbursements	$10,960	$12,372	$12,457

Total segment revenue:
Total revenue	$75,856	$77,102	$72,033
Reimbursements	1,222	1,461	1,038
Revenue before reimbursements	$74,634	$75,641	$70,995

Revenue Concentration:
(% of total revenue)
Top customer	6%	5%	7%
Top 5 customers	16%	16%	18%
Top 10 customers	24%	24%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,177	1,148	1,133
Total headcount	1,430	1,401	1,354
Days sales outstanding (DSO)	75	68	66
Cash provided by operating activities (in thousands)	$7,167	$7,714	$9,789
Depreciation (in thousands)	$892	$806	$838
Capital expenditures (in thousands)	$1,078	$1,062	$893

Remaining Plan authorization:
Shares purchased (in thousands)	-	-	-
Cost of shares repurchased (in thousands)	$—	$—	$—
Average price per share of shares purchased	$—	$—	$—
Remaining Plan authorization (in thousands)	$13,938	$13,938	$10,609

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	3	6	3
Cost of shares purchased (in thousands)	$66	$119	$69
Average price per share of shares purchased	$23.55	$19.00	$21.05